EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-92997 on Form S-8 of our report dated June 28, 2021, appearing in this Annual Report on Form 11-K of the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan as of December 31, 2020 and 2019 and for the year ended December 31, 2020.

/s/ Melton & Melton, L.L.P.

Houston, Texas

June 28, 2021